UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2005

CAPITAL CORP OF THE WEST
(Exact Name of Registrant as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

550 West Main Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure or Directors of Principle Officers; Election of Directors; Appointment of Principle Officers
On November 29th, at the regularly scheduled Board meeting, Michael T. Ryan, Chief Administrative Officer, submitted his resignation to the Board of Directors, effective May 1st, 2006. After more than 30 years in various financial services industry positions and discussions with family and friends, Mr. Ryan has decided to take a brief sabbatical to spend more time with his family before evaluating alternative career paths.

In his resignation letter, Mr. Ryan thanked the Board for the rewarding challenges of the past five years and the opportunity to be a part of the County Bank / Capital Corp of the West family.

During the five month’s notice period, Mr. Ryan will continue with his present responsibilities as well as assisting the bank in a smooth transition process for his replacement.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not Applicable

(b) Pro Forma Financial Information.
Not Applicable

(c) Exhibits
Not Applicable
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
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(Registrant)

Dated: November 29, 2005	By/s/ R. Dale McKinney
R. Dale Mckinney
Executive Vice President and
Chief Financial Officer